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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

                      Date of Report: September 29, 2000

                       (Date of earliest event reported)


                             PurchasePro.com, Inc.

            (Exact name of Registrant as specified in its Charter)



                                    Nevada
                (State or other jurisdiction of incorporation)

     000-26465                                        88-0385401
(Commission File No.)                    (IRS Employer Identification Number)




          3291 North Buffalo Drive, Suite 2, Las Vegas, Nevada 89129
              (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (702)316-7000

                                      N/A
         (Former name or former address, if changed since last report)
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Item 5. Other Events

Transaction with Gateway Companies

PurchasePro.com, Inc. and Gateway Companies, Inc. have entered into a Training and Marketing Services Agreement as of September 29, 2000 pursuant to which Gateway Companies will provide PurchasePro.com with certain training services for customers using PurchasePro.com's global e-commerce marketplace, including the Gateway Companies marketplaces to be powered by PurchasePro.com (the "Gateway Marketplaces"), and certain marketing services in connection with the Gateway Marketplaces and PurchasePro.com's global marketplace. The services shall be rendered during a two-year period, and the aggregate value of the services shall be not less than $40 million nor more than $56,728,000. Included within the services, Gateway Companies is including an icon for the Gateway Marketplaces on all computer systems shipped by Gateway Companies to small and medium sized business for approximately the next year. In consideration of the services to be rendered, PurchasePro.com has issued three separate warrants to purchase an aggregate of 3,000,000 shares of PurchasePro common stock, $.01 par value (the "Warrants") giving effect to a 2-for-1 split of PurchasePro.com's common stock effective October 12, 2000. The exercise price under the Warrants is $29.75 per share. Of such 3,000,000 shares subject to the Warrants, 1,000,000 shares are vested and exerciseable immediately, an additional 1,000,000 shares shall vest and become exercisable on October 31, 2000, and the remaining 1,000,000 shares may vest and become exercisable over a period of eighteen months, with one share vesting for each $80 in revenue generated from transaction fees charged for transactions executed over the Gateway Marketplaces. The Warrants contain Form S-3 demand registration rights and piggy-back registration rights. A copy of the press release issued by PurchasePro.com, the Training and Marketing Services Agreement, and the Warrants are attached as Exhibits to this Current Report on Form 8-K.

Board Approval for Issuance and Amendment of Warrants

PurchasePro's Board of Directors, in a meeting on September 29, 2000, approved the following items:

(i) the amendment to the warrant to purchase shares of its common stock issued to America On-line, Inc. to effect a lowering of the exercise price for the purchase of shares thereunder and certain other terms of the warrant relating to the vesting schedule, on terms to be negotiated by management of PurchasePro;

(ii) the amendment to the warrant to purchase shares of its common stock issued to Sprint Communications Company, L.P. to effect a lowering of the exercise price for the purchase of shares thereunder and certain other terms of the warrant relating to the vesting schedule, on terms to be negotiated by management of PurchasePro; and

(iii) issuance of a warrant to purchase shares of its common stock to Computer Associates International, Inc., on terms to be negotiated by management of PurchasePro. The warrant to be issued to Computer Associates International, Inc. will be issued in connection with the entering of a definitive agreement between Computer Associates International, Inc. and PurchasePro.



Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated October 2, 2000.
99.2 Training and Management Services Agreement dated September 29, 2000.* *[CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT
       HAVE BEEN REDACTED AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION].
99.3 Warrant dated September 29, 2000.
99.4 Warrant dated September 29, 2000.
99.5 Warrant dated September 29, 2000.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PURCHASEPRO.COM, INC.


 Date: October 20, 2000                 By: /s/ Christopher P. Carton
                                            ________________________________
                                            Christopher P. Carton, President and
                                              Chief Operating Officer